Exhibit 3.83

ARTICLES OF INCORPORATION
OF
MARIPRO, INC.
I. NAME
          The name of the corporation is MariPro, Inc.
II. PURPOSE
          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III. AGENT FOR SERVICE OF PROCESS
          The name and address of this corporation’s initial agent for service of process is Kevin W. Finck, Esq., Law Offices of Kevin W. Finck, 2 Embarcadero Center, Suite 1670, San Francisco, California, 94111.
IV. INDEMNIFICATION
          The corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the Corporations Code), whether by bylaw, agreement, or otherwise, for breach of duty to this corporation and its shareholders in excess of that which is expressly permitted in Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
V. AUTHORIZED SHARES
          The corporation is authorized to issue only one class of shares of stock, and the total number of shares that this corporation is authorized to issue is ten million (10,000,000).
Dated: December 15, 2000

/s/ Ericka Curls
Ericka Curls, Incorporator

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
MARIPRO, INC.,
A CALIFORNIA CORPORATION
The undersigned hereby certify that:
1. They are the president and secretary of MARIPRO, INC., a California corporation (“Corporation”);
2. Article I. of the Corporation’s Articles of Incorporation, filed with the Secretary of State of California on December 18, 2000, is to be amended to read in full as follows:
“The name of the corporation is NAUTRONIX MARIPRO, INC.”
3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.
4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Dated: 14 February, 2003.

/s/ Ken Tompetrini DR. KEN TOMPETRINI, PRESIDENT

/s/ John J. Cummins JOHN J. CUMMINS, SECRETARY

CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
NAUTRONIX MARIPRO, INC.
********
     We, Christopher C. Cambria the Vice President, Secretary and Stephen M. Souza the Vice President, Treasurer of Nautronix MariPro, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:
     1. That they are the Vice President, Secretary and the Vice President, Treasurer, respectively, of Nautronix MariPro, Inc., a California corporation.
     2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.
     3. The amendment so approved by the board of directors is as follows:
     Article I of the articles of incorporation of this corporation is amended to read as follows:
     The name of the corporation is L-3 Communications MariPro, Inc.
     4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.
     5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

	Number of shares	Minimum
	outstanding entitled	percentage vote
Designation	to vote	required to approve

Common Stock	1,000,000	More than 50 percent voting as a single class
     6. That the number of shares of common stock which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

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     7. That this certificate shall become effective on June 30, 2006.
     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at 600 Third Avenue New York NY 10016 on June 29, 2006.

/s/ Stephen Souza
Stephen M. Souza
Vice-President, Treasurer

/s/ Christopher Cambria
Christopher C. Cambria
Vice-President, Secretary

State of California
Secretary of State
          I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:
          That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.
          IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of FEB 21, 2007.

/s/ Debra Bowen
DEBRA BOWEN
Secretary of State